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                                                                    EXHIBIT 5.1




                                                    BASS, BERRY & SIMS PLC
                                           A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                       ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                        DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                       REPLY TO:                                 AMSOUTH CENTER
         KNOXVILLE, TN 37902                            AMSOUTH CENTER                     315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                     315 DEADERICK STREET, SUITE 2700                NASHVILLE, TN 37238-3001
                                                   NASHVILLE, TN 37238-3001                         (615) 742-6200
            MEMPHIS OFFICE                              (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                  MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                     www.bassberry.com                          29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                 NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                          (615) 255-6161




                                 April 26, 2005

Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

         Re: Offer for All Outstanding 6.25% Senior Notes Due 2013 of Corrections Corporation of America in Exchange for 6.25% Senior Notes Due 2013 of Corrections Corporation of America - Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $375,000,000 aggregate principal amount of 6.25% Senior Notes Due 2013 (the "New Notes") of the Company that are to be guaranteed on an unsecured senior basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued and outstanding 6.25% Senior Notes Due 2013 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of March 23, 2005 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Initial Purchasers (as defined therein). The Old Notes were issued, and the New Notes will be issued, under that certain Indenture dated as of March 23, 2005 among the Company, the Guarantors and U.S. Bank National Association as Trustee (the "Trustee").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (v) the form of the New Notes; and (vi) executed copies of the Guarantees. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such

Corrections Corporation of America
April 26, 2005
Page 2


records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company and the Guarantors had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

         We have relied on the opinions of Miles & Stockbridge P.C. to the effect that the Company is validly existing and in good standing under the laws of the State of Maryland and has the corporate power under such laws to enter into and perform its obligations under the New Notes and the Indenture, and has duly authorized, executed and delivered the Indenture.

         In connection with this opinion, we have assumed that the Registration Statement will have become effective, and that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

         As to any facts material to the opinion expressed herein that have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity).

Corrections Corporation of America
April 26, 2005
Page 3

     2. When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, and each of the Guarantees has been attached thereto in accordance with the Exchange Offer, each Guarantee will constitute the valid and binding obligation of each Guarantor a party thereto, enforceable against each such Guarantor in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (B) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity).

         We assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

         This opinion is given in connection with the Registration Statement and may not be relied upon for any other purpose. We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,


                                         /s/ Bass, Berry & Sims PLC


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                                   SCHEDULE I

                               LIST OF GUARANTORS

                                                            STATE OR OTHER JURISDICTION OF
                                                          INCORPORATION OR ORGANIZATION AND
                      NAME OF GUARANTOR                          FORM OF ORGANIZATION
---------------------------------------------------       ---------------------------------
CCA of Tennessee, LLC                                                 Tennessee
Prison Realty Management, Inc.                                        Tennessee
Technical and Business Institute of America, Inc.                     Tennessee
TransCor America, LLC                                                 Tennessee
CCA International, Inc.                                                Delaware
CCA Properties of America, LLC                                        Tennessee
CCA Properties of Arizona, LLC                                        Tennessee
CCA Properties of Tennessee, LLC                                      Tennessee
CCA Properties of Texas, L.P.                                          Delaware
CCA Western Properties, Inc.                                           Delaware